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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Liberty Media Corporation:

        We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our reports dated March 7, 2006, with respect to the consolidated balance sheets of Liberty Media Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Liberty Media Corporation:

Form	Registration Statement No.	Description
S-8	333-67276	LMC 401(k) Plan
S-8	333-67296	LMC Incentive Plan
S-8	333-104154	Non-employee Director Plan
S-3	333-66034	$3 Billion Shelf

KPMG LLP
Denver, Colorado
March 7, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM